Exhibit 10.2

                   EXECUTIVE OFFICER'S BONUS PROGRAM (2005)
                              WILLIAM A. WEILAND

           SCORE                                             0             1             2      Actual
                                                                                             Performance   Score
                                                                     RANGE
                                                          Below   Low  Mid-Point  High  Above
1. Net Income (in Millions of $'s)

2. Non-interest Income (in Millions of $'s)

3. Loan Growth (in Millions of $'s)

4. Core Deposit Growth (in Millions of $'s)
(Deposits plus Repos minus SWIBS)

5. Regulatory Safety & Soundness Exam Score

6. Net Charge Offs (as compared to Peer Group)

7. Loan Delinquency Ratio (as compared to Peer Group)
(as a % of Total Loans)

8. MWFS Market Share Price (% of Book Value)
(Book 12/31/04 $21.23) 12/31/04 1.62; Market
$34.50 per share

9. Evaluation of Sales Performance

10. Evaluation of Personal Objectives


                                                                        TOTAL:
2005 QUALIFYING FACTOR: If consolidated net income before bonus expenses does not meet or exceed $_________, the model will be invalid and the payout will be $0.

                 SCORING SYSTEM FOR EXECUTIVE BONUS PROGRAM
# OF POINTS          9      10     11      12      13     14   15 or more
William A Weiland  3.5%     7%   10.5%   14.0%   17.5%  21.0%    24.5%

                   EXECUTIVE OFFICER'S BONUS PROGRAM (2004)
                              WILLIAM A. WEILAND


           SCORE                                            0           1               2       Actual
                                                                                             Performance   Score
                                                                         RANGE
                                                          Below  Low  Mid-Point  High  Above
1. Net Income (in Millions of $'s)

2. Non-interest Income (in Millions of $'s)

3. Loan Growth (in Millions of $'s)

4. Core Deposit Growth (in Millions of $'s)
(Deposits plus Repos)

5. Regulatory Safety & Soundness Exam Score

6. Net Charge Offs (as compared to Peer Group)

7. Earning Assets as a percentage of total Assets
(Compared to Peer Group)

8. Loan Delinquency Ratio (as compared to Peer Group)
(as a % of Total Loans)

9. MWFS Market Share Price (% of Book Value)
(Book 12/31/03 $20.03)

10. Evaluation of Branch Management
a) Sales Performance
b) Personal Objectives

                                                                        TOTAL:

                 SCORING SYSTEM FOR EXECUTIVE BONUS PROGRAM
# OF POINTS          9      10     11      12      13     14   15 or more
William A Weiland  3.5%     7%   10.5%   14.0%   17.5%  21.0%    24.5%